EXHIBIT 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L  G R O U P ,  I N C .

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP FISCAL 2008 FOURTH QUARTER
CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. – September 3, 2008 -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) will provide an on-line, real-time Webcast and rebroadcast of its fourth quarter and year-end earnings conference call on Tuesday, September 16, 2008 beginning at 11:00 a.m. Eastern Time. Company management will discuss financial results for the quarter and year ended August 1, 2008 and the outlook for fiscal year 2009, which began on August 2, 2008.

The live broadcast of CBRL Group’s quarterly conference call will be available to the public on-line in the News and Events section on the Company’s website at investor.cbrlgroup.com on September 16, 2008 beginning at 11:00 a.m. (Eastern Time).  An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through September 30, 2008.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 577 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

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